Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Casey’s General Stores, Inc. One Convenience Blvd. Ankeny, IA 50021	Nasdaq Symbol CASY CONTACT Bill Walljasper (515) 965-6505

Casey’s Ends Year with Strong Fourth Quarter

Ankeny, Iowa, June 13, 2007—Casey’s General Stores, Inc. (Nasdaq symbol CASY) today reported earnings for the fourth quarter and the fiscal year ended April 30, 2007. For the quarter, earnings per share from continuing operations were $0.36; for the year, they totaled $1.26. President and CEO Robert J. Myers stated, “We had four excellent quarters inside our stores, but the gasoline environment was difficult for much of the year. The closing quarter’s earnings were well above the $0.22 we reported for the same period a year ago because of solid gains in all three of our business categories and a one-time benefit within grocery & other merchandise.” Without the one-time benefit, fourth-quarter earnings from continuing operations would have been $0.30.

Gasoline—Casey’s annual goal was to increase same-store gasoline gallons sold 2% with an average margin of 10.8 cents per gallon. By year-end, Casey’s had increased same-store gallons sold 1.4% and averaged a margin of 10.4 cents per gallon. “We were encouraged that retail prices were more responsive to rising wholesale costs in the fourth quarter,” said Myers. “Our margin improved significantly, and gallons sold were up as well.”

Grocery & Other Merchandise—The Company’s annual goal was to increase same-store sales 3.9% with an average margin of 32.2%. For the fiscal year, same-store sales rose 4.6% with a margin of 32.7%. Management attributed the year’s sales gains to heavier store traffic and improved product mix. The average margin was positively affected by a one-time benefit related to cigarettes. Without the one-time benefit, the average margin would have been 32.1%. “This category’s performance has improved significantly over the past three years,” added Myers, “and we are confident there are more benefits to be derived from point of sale and analysis of the data it provides.”

Prepared Food & Fountain—The annual goal was to increase same-store sales 7.9% with an average margin of 63.4%. Annual same-store sales were up 11%, well above goal. The average margin was 62%. The margin shortfall was due primarily to the higher cost of goods sold that resulted from switching to a dual cola program. “The additional fountain choices contributed to this category’s excellent performance in fiscal 2007, but the real star was our proprietary prepared food program,” said Myers. “We kept the warmers full of the right product at the right time of day and were rewarded with another year of impressive gross profit improvement.”

Operating Expenses—The annual goal was to hold the percentage increase in operating expenses to less than the percentage increase in gross profit. “Gasoline performance slowed the increase in total gross profit to 10.9%,” Myers explained. “Expenses rose 13.4% primarily due to a 31.1% increase in bank fees for customers’ credit card charges plus higher wages and utilities.”

Expansion—Casey’s annual goal was to acquire 50 stores and build 10 new stores. “We actually acquired 52 and built 8,” said Myers. “We were particularly pleased with the HandiMart stores we purchased in October.” At April 30, 2007, the Company had 7 signed agreements for acquisitions, giving a head start on fiscal 2008’s expansion goal.

Fiscal 2008 Goals—Myers shared these goals for the new fiscal year:

•	Increase same-store gasoline gallons sold 2% with an average margin of 10.7 cents per gallon.

•	Increase same-store grocery & other merchandise sales 4.3% with an average margin of 32.2%.

•	Increase same-store prepared food & fountain sales 8.4% with an average margin of 62%.

•	Hold the percentage increase in operating expenses to less than the percentage increase in gross profit.

•	Acquire 50 stores and build 10 stores.

Dividend—At its June meeting, the Board of Directors increased the quarterly dividend to $0.065 per share. The dividend is payable August 15, 2007 to shareholders of record on August 1, 2007.

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Casey’s General Stores, Inc. Consolidated Statements of Earnings (Dollars in thousands, except per share amounts)

	Three months ended April 30,		Year ended April 30,
	2007	2006	2007	2006
Net sales	$1,002,719	$883,262	$4,023,330	$3,491,795
Franchise revenue	143	157	680	681

Total revenue	1,002,862	883,419	4,024,010	3,492,476

Cost of goods sold	850,029	759,192	3,440,725	2,966,254
Operating expenses	106,398	90,249	410,459	361,857
Depreciation and amortization	16,847	14,743	63,895	56,898
Interest, net	3,224	2,568	11,184	8,896

	976,498	866,752	3,926,263	3,393,905

Earnings from continuing operations before income taxes, loss on discontinued operations, and cumulative effect of accounting change	26,364	16,667	97,747	98,571
Federal and state income taxes	8,337	5,682	34,205	35,353

Earnings from continuing operations before loss on discontinued operations and cumulative effect of accounting change	18,027	10,985	63,542	63,218
Loss on discontinued operations, net of tax benefit of $929, $355, $1,055 and $1,065	1,453	555	1,651	1,667

Cumulative effect of accounting change, net of tax benefit of $0, $0, $0, and $692	—	—	—	1,083

Net earnings	$16,574	$10,430	$61,891	$60,468

Basic
Earnings from continuing operations before loss on discontinued operations and cumulative effect of accounting change	$.36	$.22	$1.26	$1.25
Loss on discontinued operations	.03	.01	.03	.03
Cumulative effect of accounting change	—	—	—	.02

Net earnings per common share	$.33	$.21	$1.23	$1.20

Diluted
Earnings from continuing operations before loss on discontinued operations and cumulative effect of accounting change	$.36	$.22	$1.25	$1.24
Loss on discontinued operations	.03	.01	.03	.03
Cumulative effect of accounting change	—	—	—	.02

Net earnings per common share	$.33	$.21	$1.22	$1.19

Casey’s General Stores, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

	April 30, 2007	April 30, 2006
Assets
Current assets
Cash and cash equivalents	$107,067	$75,369
Receivables	13,432	11,032
Inventories	109,702	96,255
Prepaid expenses	7,891	7,063
Income taxes receivable	2,733	3,047

Total current assets	240,825	192,766

Other assets, net of amortization	8,550	6,894
Goodwill	46,588	14,414
Property and equipment, at cost
Land	233,887	211,910
Buildings and leasehold improvements	501,470	469,070
Machinery and equipment	620,620	577,209
Leasehold interest in property and equipment	15,452	6,924

	1,371,429	1,265,113
Less accumulated depreciation and amortization	538,121	490,288

Net property and equipment	833,308	774,825

Total assets	$1,129,271	$988,899

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt	$47,566	$51,628
Accounts payable	134,375	146,121
Accrued expenses
Property taxes	13,097	11,418
Self-insurance	16,391	15,635
Other	22,838	20,254

Total current liabilities	234,267	245,056

Long-term debt, net of current maturities	199,504	106,512
Deferred income taxes	105,724	99,929
Deferred compensation	9,016	7,236
Other long-term liabilities	8,496	6,976

Total liabilities	557,007	465,709

Total shareholders’ equity	572,264	523,190

Total liabilities and shareholders’ equity	$1,129,271	$988,899

Certain statements in this news release, including any discussion of management expectations for future periods, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Sales and Gross Profit by Product

(Amounts in thousands)

Year ended 4/30/07	Gasoline	Grocery & Other Merchandise	Prepared Food & Fountain	Other	Total
Sales	$2,881,054	$852,812	$267,273	$22,191	$4,023,330
Gross profit	$124,094	$278,650	$165,764	$14,097	$582,605
Margin	4.3%	32.7%	62.0%	63.5%	14.5%

Gasoline gallons	1,193,554

Year ended 4/30/06
Sales	$2,478,734	$765,986	$228,525	$18,550	$3,491,795
Gross profit	$125,443	$245,536	$144,036	$10,526	$525,541
Margin	5.1%	32.1%	63.0%	56.7%	15.1%
Gasoline gallons	1,093,575

Gasoline Gallons Same-store Sales Growth

	Q1	Q2	Q3	Q4	Fiscal Year
F2007	-2.9%	2.7%	4.0%	2.8%	1.4%
F2006	7.7	4.3	4.2	0.5	4.4
F2005	-1.3	1.0	2.8	5.6	1.9

Gasoline Margin (Cents per gallon)

	Q1	Q2	Q3	Q4	Fiscal Year
F2007	9.8 ¢	9.4 ¢	10.5 ¢	11.8 ¢	10.4 ¢
F2006	11.8	14.1	9.2	10.6	11.5
F2005	12.0	9.8	10.4	11.0	10.8

Grocery & Other Merchandise Same-store Sales Growth

	Q1	Q2	Q3	Q4	Fiscal Year
F2007	2.3%	3.5%	6.7%	7.3%	4.6%
F2006	7.4	4.5	5.3	4.2	5.7
F2005	2.1	4.8	6.8	6.3	4.8

Grocery & Other Merchandise Margin

	Q1	Q2	Q3	Q4	Fiscal Year
F2007	32.3%	32.6%	30.8%	35.0%	32.7%
F2006	32.1	33.5	31.3	31.1	32.1
F2005	31.4	31.0	31.4	30.0	31.1

Prepared Food & Fountain Same-store Sales Growth

	Q1	Q2	Q3	Q4	Fiscal Year
F2007	9.5%	13.7%	11.9%	8.5%	11.0%
F2006	7.2	4.5	9.9	7.4	7.4
F2005	6.1	9.0	9.0	9.8	8.4

Prepared Food & Fountain Margin

	Q1	Q2	Q3	Q4	Fiscal Year
F2007	62.9%	61.6%	62.1%	61.6%	62.0%
F2006	64.0	64.6	62.6%	60.9	63.0
F2005	58.8	60.8	60.9	61.0	60.4

Corporate information is available at this Web site: http://www.caseys.com. Earnings will be reported during a conference call on June 14, 2007. The call will be broadcast live over the Internet at 9:30 a.m. CT via the Investor Relations section of our Web site and will be available in an archived format.